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                                                                     EXHIBIT 7.4

                   THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT
                   -------------------------------------------

         This THIRD AMENDMENT TO ASSET PURCHASE AGREEMENT ("Amendment"), effective as of this 19th day of December, 2001, by and between BAXTER HEALTHCARE CORPORATION, a Delaware corporation with offices at 1627 Lake Cook Road, Deerfield, Illinois 60015 (the "Seller"), and GENSTAR THERAPEUTICS CORPORATION, a Delaware corporation with offices at 10865 Altman Row, San Diego, California, 92121 ("Buyer").

                                    RECITALS

         WHEREAS, the Buyer and the Seller have entered into that Certain Asset Purchase Agreement, dated as of February 28, 1998, as amended by the Amendments to Asset Purchase Agreement dated May 27, 1998 and July 20, 2001 (collectively, the "Agreement"); and

         WHEREAS, the Buyer and the Seller desire to amend the Agreement to reflect certain changes to terms of the Series B Preferred Stock of Buyer, upon and subject to the terms and conditions of this Amendment; and

         WHEREAS, any capitalized terms not otherwise defined in this Amendment shall bear the meaning ascribed to such terms in the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

         As of the date hereof, the Agreement is hereby amended to replace the Certificate of Designation for the Series B Preferred Stock of Buyer as contained in Exhibit A of the Agreement with the form attached hereto as Exhibit
             ---------                                                   -------
1.
-

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment, as of the date first above written.

                                     SELLER:

                                     BAXTER HEALTHCARE CORPORATION

                                     By: /s/ Victor W. Schmitt
                                         ------------------------------------
                                     Title: President, Venture Management
                                            ---------------------------------
                                            Victor W. Schmitt

                                     BUYER:

                                     GENSTAR THERAPEUTICS CORPORATION


                                     By: /s/ Robert E. Sobol
                                         ------------------------------------
                                     Title: President & CEO
                                            ---------------------------------
                                            Robert E. Sobol

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                                    EXHIBIT 1

     [Amendment to Certificate of Designation for Series B Preferred Stock]